EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” and to the use of our report dated February 4, 2004 included in the Registration Statement on Form SB-2 Amendment No. 4 and related Prospectus of Tora Technologies Inc. for the registration of shares of its common stock.

/s/ “Manning Elliott”

MANNING ELLIOTT
CHARTERED ACCOUNTANTS
Vancouver, Canada

September 21, 2004